Exhibit 5.1

        [LATHAM & WATKINS LETTERHEAD]

February 7, 2007

Aviza Technology, Inc.
440 Kings Village Road
Scotts Valley, CA 95066

Re:
Registration Statement on Form S-1 (File No. 333-139831);
4,600,000 shares of common stock, par value $0.0001 per share, of
Aviza Technology, Inc. (the "Common Stock")

Ladies and Gentlemen:

        We have acted as special counsel to Aviza Technology, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of up to 4,600,000 shares of Common Stock, including 600,000 shares of Common Stock subject to the underwriter's over-allotment option (the "Shares"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on January 5, 2007 (File No. 333-139831, as amended, the "Registration Statement"). The term "Shares" shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. |

        We are opining herein only as to the General Corporation Law of the state of Delaware, and we express no opinion with respect to any other laws.

        Subject to the foregoing, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the underwriter and have been delivered to and paid for by the underwriter in the circumstances contemplated by the form of underwriting agreement filed as an exhibit to the Registration Statement, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the state of Delaware.

        Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP